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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Jupiter Shop Channel Co., Ltd,:

        We consent to the incorporation by reference in the registration statements (No's. 033-53909, 333-03717, 333-18763, 333-48869, 333-48863, 333-57667, 333-65335, 333-34146, 333-37286, 333-37284, 333-101199, 333-105014, 333-105876, 333-104973, 333-110247, 333-118724, 333-127410, 333-127411, 333-124303, 333-146940 and 333-154875) on Form S-8 and (No. 333-105095) of IAC/InterActiveCorp of our report dated June 26, 2009 with respect to balance sheets of Jupiter Shop Channel Co., Ltd. as of March 31, 2009 and December 31, 2007, and the related statements of income, changes in net assets and cash flows for the 15 month period ended March 31, 2009 and year ended December 31, 2007, which report appears in the December 31, 2008 Annual Report on Form 10-K/A (Amendment No. 2) of IAC/InterActiveCorp.

/s/ KPMG AZSA & Co.

Tokyo, Japan
June 26, 2009

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm